UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 7, 2026

Compass, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40291	30-0751604
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Fifth Avenue, 4th Floor New York, New York	10011
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (646) 982-0353
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, $0.00001 par value per share	COMP	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Charles E. Phillips from the Board

On October 7, 2026, Charles E. Phillips, Jr., a member of the Board of Directors (the “Board”) of Compass, Inc. (the “Company”), notified the Company of his decision to resign from the Board, effective October 9, 2026. Upon his resignation, Mr. Phillips ceased serving as Lead Independent Director of the Board, a member and the Chairperson of the Board’s Nominating and Corporate Governance Committee, and a member of the Audit Committee. Mr. Phillips resigned from the Board to devote more time to other commitments outside the real estate industry and his resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Appointment of Frank Martell as Lead Independent Director and Appointment of Steven Sordello as Chairperson of the Nominating and Corporate Governance Committee

In connection with Mr. Phillips’ resignation, the Board appointed Frank Martell, a current Board member and the Chairperson of the Audit Committee, to serve as Lead Independent Director of the Board, effective October 9, 2026.

The Board also appointed Steven Sordello, a current Board member and a member of the Audit and Nominating and Corporate Governance Committees, to serve as the Chairperson of the Nominating and Corporate Governance Committee, effective October 9, 2026.

Appointment of Sissie L. Hsiao to the Board

On October 12, 2026, the Board appointed Sissie L. Hsiao as a director effective October 14, 2026, filling the vacancy on the Board created by Mr. Phillips’ resignation, and also appointed Ms. Hsiao to the Compensation Committee of the Board. Ms. Hsiao will serve as a Class II director with a term expiring at the Company’s annual meeting of stockholders in 2029, or until her successor is duly elected and qualified. There are no transactions in which Ms. Hsiao has a direct or indirect material interest requiring disclosure under Item 404(a) of Regulation S-K and there is no arrangement or understanding between Ms. Hsiao and any other persons pursuant to which Ms. Hsiao was appointed to the Board. She will receive compensation in accordance with the Company’s standard arrangements for non-employee directors.

Sissie L. Hsiao is a former Google executive with more than two decades of experience building and leading consumer technology products and businesses. Most recently, from 2021 to 2025, she served as Vice President and General Manager of Gemini app, Assistant, and Speech at Google, where she led major efforts building and applying generative AI, natural language, and speech technologies to consumer products. Previously, Ms. Hsiao served as Vice President and General Manager of Google’s Display, Video, and App Advertising businesses from 2012 to 2021. Earlier in her career at Google, she led product development for Google Analytics and Google Slides from 2006 to 2012. She began her career at Microsoft, where she worked on graphics technologies for the Microsoft Office suite from 2000 to 2006. Ms. Hsiao also serves on the Board of Directors of Bumble Inc. since October 2023. She holds a B.S. in Electrical Engineering and Computer Science from the University of California, Berkeley.

A copy of the Press Release announcing the transition and the appointment of Ms. Hsiao to the Board is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Exhibit Title or Description

99.1	Press release of Compass, Inc. dated October 14, 2026

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMPASS, INC.

Date: October 14, 2026	By:	/s/ Scott Wahlers
Scott Wahlers
Chief Financial Officer